SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          Independence Brewing Company
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


      Pennsylvania                          23-2763840
--------------------------               ------------------
(State of incorporation or                (I.R.S. Employer
      organization)                      Identification No.)


                    1000 Comly Street, Philadelphia, PA       19149
               -------------------------------------------------------
               (Address of principal executive offices)     (zip code)




If this form relates to the                        If this form relates to the
registration of a class of                         registration of a class of
debt securities and is                             debt securities and is to
effective upon filing pursuant                     become effective
to General Instruction A(c)(1)                     simultaneously with the
please check to the following                      effectiveness of a concurrent
box.                                               registration statement under
                                                   the Securities Act of
                                                   1933 pursuant to
                                                   General Instruction
                                                   A(c)(2) please check
                                                   the following box.

Securities to be registered pursuant to Section 12(b) of the Act:
                                      None.


Securities to be registered pursuant to Section 12(g) of the Act:

                           Common Stock, no par value
                           --------------------------
                                (Title of class)

                               Redeemable Warrants
                               -------------------
                                (Title of class)


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Item 1.           Description of Registrant's Securities To Be
                  Registered.

                  The information set forth under the caption "Description of Securities - Common Stock" on page 46 of Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on January , 1997 (the "Registration Statement"), is incorporated herein by reference.

                  The information set forth under the caption "Description of Securities - Redeemable Warrants" on pages 47 and 48 of the Registration Statement, is incorporated herein by reference.


Item 2.           Exhibits.


             Exhibit                            Description
             -------                            -----------
                1 Amended and Restated Articles of Incorporation of Independence Brewing Company. (Incorporated by reference to
                                  Exhibit 3.1 of the Registration Statement).
                2 Amended and Restated Bylaws of Independence Brewing Company. (Incorporated by reference to Exhibit 3.2 of the Registration Statement).
                3 Specimen Common Stock Certificate of Independence Brewing Company. (Incorporated by reference to Exhibit 4.1 of the Registration Statement).
                4 Form of Warrant Certificate of Independence Brewing Company. (Incorporated by reference to Exhibit 4.2 of the Registration Statement).
                5 Form of Warrant Agreement between Independence Brewing Company and Continental Stock Transfer & Trust Company. (Incorporated by reference to Exhibit 4.3 of the Registration Statement).
                6 Page 46 of the Registration Statement containing the section entitled "Description of Securities - Common Stock." (Incorporated by reference to page 46 of the Registration Statement).



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                7                 Pages 47 and 48 of the Registration Statement
                                  containing the section entitled "Description of Securities - Redeemable Warrants." (Incorporated by reference to pages 47 and 48 of the Registration
                                  Statement).



                                    SIGNATURE

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   INDEPENDENCE BREWING COMPANY


Date: January 8, 1997              By:/s/ Robert W. Connor, Jr.
      ---------------                 -------------------------
                                      Robert W. Connor, Jr.
                                      President and Chief
                                      Executive Officer

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